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                                                                     EXHIBIT 2.2


                                AMENDMENT NO. 1
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER


          THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (this

"Amendment"), dated as of May 2, 1998, amends that certain Agreement and Plan of
----------
Merger (the "Merger Agreement"), dated as of February 21, 1998, by and among
             ----------------
Bain/RCL, L.L.C., a Delaware limited liability company ("Bain"), RCL
                                                         ----
Acquisitions, L.L.C., a Delaware limited liability company ("MergeCo"), Raytheon
                                                             -------
Commercial Laundry LLC, a Delaware limited liability company ("RCL"), and
                                                               ---
Raytheon Company, a Delaware corporation ("Raytheon"), pursuant to which MergeCo
                                           --------
will merge with and into RCL with RCL being the surviving entity (as such, the

"Surviving Entity").  Capitalized terms used herein but not defined herein shall
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have the meanings assigned to such term in the Merger Agreement.

          WHEREAS, the parties hereto wish to amend the Merger Agreement to (i) reflect the assumption by the Surviving Entity of deferred compensation obligations owed by Raytheon to Thomas F. L'Esperance pursuant to a certain Voluntary-Deferment Bonus Plan, dated November 21, 1988, and the corresponding Cash Merger Consideration adjustments related thereto, (ii) reflect the assumption by Raytheon of incentive bonus obligations owed by RCL to various employees pursuant to the "1998 Management Performance Incentive Plan", (iii) provide for the merger of Raytheon Commercial Appliances Receivables Corporation ("RAYCAR") and Raytheon Commercial Appliances Finance Corporation ("RAYCAF"),
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respectively, with and into new limited liability companies, (iv) update the exhibits and schedules to be attached to the Merger Agreement and (v) resolve certain ambiguities in the language of the Merger Agreement

          NOW THEREFORE, in consideration of the premises and the mutual obligations of the parties hereto, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

          1.   ASSUMPTION OF DEFERRED COMPENSATION AND INCENTIVE BONUS
               -------------------------------------------------------
OBLIGATIONS.
------------

          (a) The following paragraph in its entirety will be inserted as a new
Section 2.1(c):

          "In addition, (i) prior to the Effective Time, Raytheon shall assume all the obligations owed by the Company to various employees of the Company pursuant to the "1998 Management Performance Incentive Plan", including but not limited to the obligations owed by the Company pursuant to any and all Letter Agreements (the "Letter Agreements"), dated as of September 30,
                             -----------------
     1997, by and between the Company and any employees of the Company, in connection with the "1998 Management Performance Incentive Plan" described in paragraph 4 of such Letter Agreements, and (ii) from and after the Effective Time, the Surviving Entity will assume the obligation of Raytheon owed to Thomas F. L'Esperance, pursuant to that certain
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     Voluntary-Deferment Bonus Plan, dated November 21, 1988, in the amount of
     $340,849 ("Deferred Compensation Obligation"); provided, that the
                --------------------------------
     Surviving Entity shall not assume any other liabilities of Raytheon, including but not limited to any other liabilities under the Voluntary-Deferment Bonus Plan."

          (b) The following definitions are hereby deleted and replaced in their entirety with the following:

          "Cash Merger Consideration" means $339,159,151, representing the
           -------------------------
     aggregate cash consideration to be paid to Raytheon pursuant to Section 2.6, before giving effect to any adjustment pursuant to Section 2.8."

          "Indebtedness" means, as of any date of determination, without
           ------------
     duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security,
     (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) cash or book overdrafts, including without limitation, any held or outstanding checks as of the Closing Date (except to the extent reflected in Net Working Capital), (viii) any amounts owed under any litigation settlements (except to the extent reflected in Net Working Capital), (ix) any dividends or distributions to unitholders payable as of the Closing Date, (x) any indebtedness secured by a Lien on a Person's assets and (xi) any unsatisfied obligation for "with drawal liability" to a "multiemployer plan" as such terms are defined under ERISA;

     provided, however, in no event will Indebtedness include indebtedness,
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     commitments and other obligations in respect of the Receivables Financing
     Facilities, Other Receivables Obligations or the Deferred Compensation Obligation.

          2.   RAYCAR AND RAYCAF MERGERS.  The following paragraphs in their
               -------------------------
entirety will be inserted as new Sections 5.9(l) and (m):

          (l) Prior to the Closing Date, Raytheon and the Company hereby agree to (i) form two new subsidiaries in the form of limited liability companies (the "New LLCs") and (ii) cause RAYCAF and RAYCAR, respectively, to merge with
        --------
  and into one of the New LLCs ( the "RAYCAF and RAYCAR Mergers"); provided,
                                      -------------------------    --------
  that the RAYCAF and RAYCAR Mergers must occur on or before the day prior to the Closing Date. For the purposes of this Agreement, any references to RAYCAF and RAYCAR hereunder shall mean RAYCAF and RAYCAR and any successor entities thereto.

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          (m) In the event that (i) the Merger does not occur on the Closing
  Date, (ii) the RAYCAF and RAYCAR Mergers have occurred and (iii) this Agreement is terminated pursuant Article 11 hereof, Bain hereby agrees to indemnify and hold harmless the Company for all Covered Liabilities (as defined in Section 10.2 hereof) related to the unwinding of the RAYCAF and RAYCAR Mergers, pursuant to the provisions of Article 10 hereof.

          3.   REVISED EXHIBITS.  Exhibits 2.4(b), 8.4(a) and 8.4(b) are hereby
               ----------------
deleted in their entirety and replaced with the Exhibits on Exhibit A attached
                                                            ---------
hereto.

          4.   DEFINITIONS.  The following definitions are hereby deleted and
               -----------
replaced in their entirety with the following:

     "Balance Sheet" means the audited balance sheet of the Commercial Laundry
      -------------
     Business of Raytheon as of December 31, 1997.

     "Excluded Liabilities" means any and all liabilities associated with or
      --------------------
     arising out of Environmental Law with respect to the Company's formerly owned facilities in Omro, Wisconsin, Searcy, Arkansas and Wautoma, Wisconsin, except for those liabilities associated with or arising out of Environmental Law retained by the Tenant under the Omro Lease pursuant to
     Article 7 of the Omro Lease.

     "Omro Lease" means the lease agreement, dated as of February 20, 1998,
      ----------
     between Raytheon Holding LLC, as landlord, and the Company, as tenant, for certain Leased Real Property located in Omro, Wisconsin, as described therein, as amended.

          5.   MISCELLANEOUS.
               -------------

          (a) All references in Section 10.2 of the Merger Agreement to "Bain" are hereby deleted and replaced in their entirety with "the Surviving Entity".

               (b) Article 12 of the Merger Agreement shall govern this Amendment.

          6.   EFFECT OF THIS AMENDMENT.  The Merger Agreement, as amended
               -------------------------
pursuant to the terms of this Amendment, shall continue in full force and effect after the time of this Amendment.

                         *    *     *    *    *

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement and Plan of Merger to be executed as of the day and year first above written.


               BAIN/RCL, L.L.C.

               By:_________________________________
               Name:_______________________________
               Title:______________________________


               RCL ACQUISITIONS, L.L.C.

               By:_________________________________
               Name:_______________________________
               Title:______________________________


               RAYTHEON COMMERCIAL LAUNDRY LLC

               By:_________________________________
               Name:_______________________________
               Title:______________________________


               RAYTHEON COMPANY

               By:_________________________________
               Name:_______________________________
               Title:______________________________

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